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EXHIBIT 23--CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference to Registration
Statements on Form S-8, File Number 33-28900 and 33-28901, of our report dated January 23, 1998, on the consolidated financial statements of First Merchants Corporation, which report is incorporated by reference in the Annual Report on Form 10-K of First Merchants Corporation.





/s/ Geo. S. Olive & Co. LLC

Indianapolis, Indiana
March 22, 1998